Exhibit 99.1

Horse Hill-1 Well Drilling Activities Commence

DENVER, September 4, 2014 /Marketwired/ -- Magellan Petroleum Corporation ("Magellan" or the "Company") (NASDAQ: MPET) announced today that drilling operations on the Horse Hill-1 well commenced on September 3, 2014.

The well is expected to be drilled to a depth of approximately 8,700 feet and to test a number of Jurassic-aged conventional stacked oil formations, including the Portland Sandstone, Corallian Sandstone, and Great Oolite formations, and a Triassic-aged conventional gas target. The well will be drilled vertically and will not be hydraulically fractured.

The Horse Hill-1 well is located in the Weald Basin, onshore UK, and lies within the license area of PEDL 137. Pursuant to a farmout agreement executed in December 2013, Horse Hill Development Limited ("HHDL"), a majority-owned subsidiary of Angus Energy, will carry Magellan for its share of the costs of this well in exchange for having received operatorship of, and a 65% interest in, both the well and the license.

During drilling, Magellan will have the opportunity to core and log at its own expense several shale and tight formations in the Cretaceous and Jurassic sections, including the Kimmeridge Clay and Liassic formations. The Company expects that the information gained through these activities will provide valuable insights into the technical and economic viability of unconventional development elsewhere in the Weald Basin.

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS
Statements in this press release, including forecasts or projections that are not historical in nature, are intended to be, and are hereby identified as, forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. The words "anticipate", "assume", "believe", "budget", "estimate", "evaluate", "expect", "forecast", "intend", "should",

"initial", "plan", "project", and similar expressions are intended to identify forward-looking statements. These statements about the Company may relate to its businesses and prospects, planned capital projects and expenditures, increases or decreases in oil and gas production and reserves, estimates regarding resource potential, revenues, expenses and operating cash flows, and other matters that involve a number of uncertainties that may cause actual results to differ materially from expectations. Among these risks and uncertainties are the following: the potential of conventional plays, unconventional plays, shale formations and tight rock formations in the Weald Basin; the value of our UK acreage position; the success of coring and logging programs; the uncertain nature of oil and gas prices in the United Kingdom; uncertainties inherent in projecting future rates of production from drilling activities; the uncertainty of drilling and completion conditions and results; the availability and cost of drilling, completion, and operating equipment and services; and other matters discussed in the "Risk Factors" section of The Company's most recent Annual Report on Form 10K and most recent Quarterly Report on Form 10Q. Any forward-looking information provided in this release should be considered with these factors in mind. The Company assumes no obligation to update any forward-looking statements contained in this report, whether as a result of new information, future events, or otherwise.

ABOUT MAGELLAN
Magellan Petroleum Corporation is an independent oil and gas exploration and production company focused on the development of a CO2-enhanced oil recovery ("CO2-EOR") program at Poplar Dome in eastern Montana and the exploration of unconventional hydrocarbon resources in the Weald Basin, onshore UK. Magellan also owns an exploration block, NT/P82, in the Bonaparte Basin, offshore Northern Territory, which the Company currently plans to farm-out; and an 11% ownership stake in Central Petroleum Limited (ASX: CTP), a Brisbane based junior exploration and production company that operates one of the largest holdings of prospective onshore acreage in Australia. Magellan is headquartered in Denver, Colorado. The Company's mission is to enhance shareholder value by maximizing the full potential of existing assets. Magellan routinely posts important information about the Company on its website at www.magellanpetroleum.com.

For further information, please contact:
Matthew Ciardiello
Manager, Investor Relations
720.484.2404
IR@magellanpetroleum.com